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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors

bebe stores, inc.

    We consent to the incorporation by reference in Registration Statement No. 333-50333, of bebe stores, inc. (dba bebe) on Forms S-8 of our report dated July 29, 1998, incorporated by reference in this Annual Report on Form 10-K of bebe stores, inc. (dba bebe) for the fiscal year ended June 30, 1998.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of bebe stores, inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
San Francisco, California
September 25, 1998